RYAN SPECIALTY REPORTS SECOND QUARTER 2024 RESULTS

- Total Revenue grew 18.8% year-over-year to $695.4 million -

- Organic Revenue Growth Rate* of 14.2% year-over-year -

- Net Income of $118.0 million, or $0.37 per diluted share -

- Adjusted EBITDAC* grew 27.6% year-over-year to $247.7 million -

- Adjusted Net Income increased 29.8% year-over-year to $160.6 million, or $0.58 per diluted share -

August 1, 2024 | CHICAGO, IL — Ryan Specialty Holdings, Inc. (NYSE: RYAN) (“Ryan Specialty” or the “Company”), a leading international specialty insurance firm, today announced results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•
Revenue grew 18.8% year-over-year to $695.4 million, compared to $585.1 million in the prior-year period
•
Organic Revenue Growth Rate* was 14.2% for the quarter, compared to 16.3% in the prior-year period
•
Net Income increased 40.8% year-over-year to $118.0 million, compared to $83.8 million in the prior-year period. Diluted Earnings per Share was $0.37
•
Adjusted EBITDAC* increased 27.6% to $247.7 million, compared to $194.2 million in the prior-year period
•
Adjusted EBITDAC Margin* of 35.6%, compared to 33.2% in the prior-year period
•
Adjusted Net Income* increased 29.8% to $160.6 million, compared to $123.7 million in the prior-year period
•
Adjusted Diluted Earnings per Share* increased 28.9% to $0.58, compared to $0.45 in the prior-year period
•
Capital return to shareholders and LLC unit holders was $18.6 million of regular dividends and distributions

“We delivered another fantastic quarter for our shareholders, once again driven by broad-based double-digit organic growth as well as significant margin expansion," said Patrick G. Ryan, Founder, Chairman and Chief Executive Officer of Ryan Specialty. "We generated 14.2% organic revenue growth and expanded Adjusted EBITDAC margin by 240 basis points year-over-year while growing Adjusted EPS by nearly 30%. Our consistent excellent performance is a testament to the relentless efforts of our entire team to execute for our clients and trading partners. We are also very excited about today's announcement to acquire US Assure, a leading program focused exclusively on the SME segment of builder’s risk insurance. This transaction meets all our M&A criteria – a strong cultural fit, strategic, and accretive – and aligns with our mission of providing innovative industry-leading solutions for insurance brokers, agents, and carriers. With clear positive momentum underway and a deep roster of proven leaders, I am further energized about our recently announced succession plan. As we look toward the remainder of 2024 and beyond, I remain incredibly optimistic about the long-term future of Ryan Specialty as Tim Turner takes the helm as CEO in October. We continue to be well positioned to deliver sustainable and differentiated profitable growth.”

Summary of Second Quarter 2024 Results

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(in thousands, except percentages and per share data)	2024	2023	$	%	2024	2023	$	%
GAAP financial measures
Total revenue	$695,441	$585,149	$110,292	18.8%	$1,247,487	$1,042,748	$204,739	19.6%
Net commissions and fees	680,248	573,020	107,228	18.7	1,218,135	1,020,533	197,602	19.4
Compensation and benefits	414,049	352,360	61,689	17.5	787,576	660,082	127,494	19.3
General and administrative	82,967	81,608	1,359	1.7	158,834	133,307	25,527	19.1
Total operating expenses	531,073	462,309	68,764	14.9	1,010,470	849,821	160,649	18.9
Operating income	164,368	122,840	41,528	33.8	237,017	192,927	44,090	22.9
Net income	118,038	83,817	34,221	40.8	158,715	120,274	38,441	32.0
Net income attributable to Ryan Specialty Holdings, Inc.	46,787	30,078	16,709	55.6	63,322	43,238	20,084	46.4
Compensation and benefits expense ratio (1)	59.5%	60.2%			63.1%	63.3%
General and administrative expense ratio (2)	11.9%	13.9%			12.7%	12.8%
Net income margin (3)	17.0%	14.3%			12.7%	11.5%
Earnings per share (4)	$0.38	$0.27			$0.52	$0.39
Diluted earnings per share (4)	$0.37	$0.26			$0.49	$0.37
Non-GAAP financial measures*
Organic revenue growth rate	14.2%	16.3%			14.0%	15.1%
Adjusted compensation and benefits expense	$383,960	$329,641	$54,319	16.5%	$713,982	$615,526	$98,456	16.0%
Adjusted compensation and benefits expense ratio	55.2%	56.3%			57.2%	59.0%
Adjusted general and administrative expense	$63,790	$61,347	$2,443	4.0%	$128,592	$108,046	$20,546	19.0%
Adjusted general and administrative expense ratio	9.2%	10.5%			10.3%	10.4%
Adjusted EBITDAC	$247,691	$194,161	$53,530	27.6%	$404,913	$319,176	$85,737	26.9%
Adjusted EBITDAC margin	35.6%	33.2%			32.5%	30.6%
Adjusted net income	$160,554	$123,727	$36,827	29.8%	$255,971	$195,512	$60,459	30.9%
Adjusted net income margin	23.1%	21.1%			20.5%	18.7%
Adjusted diluted earnings per share	$0.58	$0.45			$0.93	$0.72

* For a definition and a reconciliation of Organic revenue growth rate, Adjusted compensation and benefits expense, Adjusted compensation and benefits ratio, Adjusted general and administrative expense, Adjusted general and administrative expense ratio, Adjusted EBITDAC, Adjusted EBITDAC margin, Adjusted net income, Adjusted net income margin, and Adjusted diluted earnings per share to the most directly comparable GAAP measure, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

(1)
Compensation and benefits expense ratio is defined as Compensation and benefits divided by Total revenue.
(2)
General and administrative expense ratio is defined as General and administrative expense divided by Total revenue.
(3)
Net income margin is defined as Net income divided by Total revenue.
(4)
See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

Second Quarter 2024 Review*

Total revenue for the second quarter of 2024 was $695.4 million, an increase of 18.8% compared to $585.1 million in the prior-year period. This increase was primarily due to continued solid Organic revenue growth of 14.2%, driven by new client wins and expanded relationships with existing clients, coupled with continued expansion of the E&S market, revenue from acquisitions completed within the trailing twelve months ended June 30, 2024, and increased Fiduciary investment income. We experienced growth across the majority of our property and casualty lines.

Total operating expenses for the second quarter of 2024 were $531.1 million, a 14.9% increase compared to the prior-year period. This increase was primarily due to an increase in Compensation and benefits expense compared to the prior-year period resulting from higher compensation due to revenue growth and higher Restructuring and related expenses associated with ACCELERATE 2025, partially offset by savings associated with ACCELERATE 2025. General and administrative expense also increased compared to the prior-year period due to higher Acquisition-related expenses partially offset by a decline in Restructuring and related expenses associated with ACCELERATE 2025.

Net income for the second quarter of 2024 increased 40.8% to $118.0 million, compared to $83.8 million in the prior-year period. The increase was primarily due to stronger revenue growth compared to the prior-year period.

Adjusted EBITDAC grew 27.6% to $247.7 million from $194.2 million in the prior-year period. Adjusted EBITDAC margin for the quarter was 35.6%, compared to 33.2% in the prior-year period. The increase in Adjusted EBITDAC was driven primarily by solid revenue growth, partially offset by increased Adjusted compensation and benefits expense, as well as higher Adjusted general and administrative expense.

Adjusted net income for the second quarter of 2024 increased 29.8% to $160.6 million, compared to $123.7 million in the prior-year period. Adjusted net income margin was 23.1%, compared to 21.1% in the prior-year period. Adjusted diluted earnings per share for the first quarter of 2024 increased 28.9% to $0.58, compared to $0.45 in the prior-year period.

* For the definition of each of the non-GAAP measures referred to above, as well as a reconciliation of such non-GAAP measures to their most directly comparable GAAP measures, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Second Quarter 2024 Net Commissions and Fees by Specialty and Revenue by Type

Growth in Net commissions and fees in all specialties was primarily driven by solid organic growth.

	Three Months Ended June 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Wholesale Brokerage	$444,129	65.3%	$381,616	66.6%	$62,513	16.4%
Binding Authorities	80,630	11.8	69,775	12.2	10,855	15.6
Underwriting Management	155,489	22.9	121,629	21.2	33,860	27.8
Total Net commissions and fees	$680,248		$573,020		$107,228	18.7%

	Six Months Ended June 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Wholesale Brokerage	$767,574	63.0%	$667,466	65.4%	$100,108	15.0%
Binding Authorities	169,265	13.9	139,301	13.7	29,964	21.5
Underwriting Management	281,296	23.1	213,766	20.9	67,530	31.6
Total Net commissions and fees	$1,218,135		$1,020,533		$197,602	19.4%

The following tables sets forth our revenue by type of commission and fees:

	Three Months Ended June 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Net commissions and policy fees	$656,938	96.6%	$557,648	97.3%	$99,290	17.8%
Supplemental and contingent commissions	8,927	1.3	7,965	1.4	962	12.1
Loss mitigation and other fees	14,383	2.1	7,407	1.3	6,976	94.2
Total net commissions and fees	$680,248		$573,020		$107,228	18.7%

	Six Months Ended June 30,
(in thousands, except percentages)	2024	% of total	2023	% of total	Change
Net commissions and policy fees	$1,151,442	94.5%	$970,797	95.1%	$180,645	18.6%
Supplemental and contingent commissions	$38,200	3.1	$34,296	3.4	3,904	11.4
Loss mitigation and other fees	$28,492	2.4	$15,440	1.5	13,052	84.5
Total net commissions and fees	$1,218,135		$1,020,533		$197,602	19.4%

Liquidity and Financial Condition

As of June 30, 2024, the Company had Cash and cash equivalents of $612.4 million and outstanding debt principal of $2.0 billion. On July 30, 2024, the Company upsized its revolving credit facility to $1.4 billion from $0.6 billion.

Quarterly Dividend

On August 1, 2024, the Company's board of directors (the "Board") declared a regular quarterly dividend of $0.11 per share on the outstanding Class A common stock. The regular quarterly dividend will be payable on August 27, 2024 to stockholders of record as of the close of business on August 13, 2024. A portion of the dividend, $0.04 per share, will be funded by free cash flow from Ryan Specialty, LLC and will be paid to all holders of the Company's Class A common stock and the holders of the LLC Common Units (as defined below).

Full Year 2024 Outlook*

The Company is updating its full year 2024 outlook for Organic Revenue Growth Rate and Adjusted EBITDAC Margin as follows:

•
Organic Revenue Growth Rate guidance for full year 2024 is between 13.0% – 14.0%, compared to the Company's prior guidance of 12.5% – 14.0%
•
Adjusted EBITDAC Margin guidance for full year 2024 is between 32.0% – 32.5%*, compared to the Company's prior guidance of 31.0% – 31.5%

*This guidance incorporates the US Assure acquisition.

The Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

* For a definition of Organic revenue growth rate, see “Organic Revenue Growth Rate Calculation Methodology” above. For a definition of Adjusted EBITDAC margin, see “Non-GAAP Financial Measures and Key Performance Indicators” below.

Conference Call Information

Ryan Specialty will host a conference call today at 5:00 PM ET to discuss these results. A live audio webcast of the conference call will be available on the Company’s website at ryanspecialty.com in its Investors section.

The dial-in number for the conference call is (877) 451-6152 (toll-free) or (201) 389-0879 (international). Please dial the number 10 minutes prior to the scheduled start time.

A webcast replay of the call will be available on the Company’s website at ryanspecialty.com in its Investors section for one year following the call.

About Ryan Specialty

Founded in 2010, Ryan Specialty (NYSE: RYAN) is a service provider of specialty products and solutions for insurance brokers, agents, and carriers. Ryan Specialty provides distribution, underwriting, product development, administration, and risk management services by acting as a wholesale broker and a managing underwriter with delegated authority from insurance carriers. Our mission is to provide industry-leading innovative specialty insurance solutions for insurance brokers, agents, and carriers. Learn more at ryanspecialty.com.

Forward-Looking Statements

All statements in this release and in the corresponding earnings call that are not historical are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve substantial risks and uncertainties. For example, all statements the Company makes relating to its estimated and projected costs, expenditures, cash flows, growth rates and financial results, its plans, anticipated amount and timing of cost savings relating to the restructuring plan, or its plans and objectives for future operations, growth initiatives, or strategies and the statements under the caption “Full Year 2024 Outlook” are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and variations of such words and similar expressions are intended to identify such forward-looking statements. All forward-looking statements are subject to risks and uncertainties, known and unknown, that may cause actual results to differ materially from those that the Company expected. Specific factors that could cause such a difference include, but are not limited to, those disclosed previously in the Company’s filings with the Securities and Exchange Commission (“SEC”).

For more detail on the risk factors that may affect the Company’s results, see the section entitled ‘‘Risk Factors’’ in our most recent annual report on Form 10-K filed with the SEC, and in other documents filed with, or furnished to, the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Given these factors, as well as other variables that may affect the Company’s operating results, you are cautioned not to place undue reliance on these forward-looking statements, not to assume that past financial performance will be a reliable indicator of future performance, and not to use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release and on the related earnings call relate only to events as of the date hereof. The Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the date of this release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Non-GAAP Financial Measures and Key Performance Indicators

In assessing the performance of the Company’s business, non-GAAP financial measures are used that are derived from the Company’s consolidated financial information, but which are not presented in the Company’s consolidated financial statements prepared in accordance with GAAP. The Company considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax positions, depreciation, amortization, and certain other items that the Company believes are not representative of its core business. The Company uses the following non-GAAP measures for business planning purposes, in measuring performance relative to that of its competitors, to help investors to understand the nature of the Company's growth, and to enable investors to evaluate the run-rate performance of the Company. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the consolidated financial statements prepared and presented in accordance with GAAP. The footnotes to the reconciliation tables below should be read in conjunction with the unaudited consolidated quarterly financial statements in the Company's Quarterly Report on form 10-Q filed with the SEC. Industry peers may provide similar supplemental information but may not define similarly-named metrics in the same way and may not make identical adjustments.

Organic revenue growth rate: Organic revenue growth rate represents the percentage change in Net commissions and fees, as compared to the same period for the year prior, adjusted to eliminate revenue attributable to acquisitions for the first twelve months of ownership, and other items such as contingent commissions and the impact of changes in foreign exchange rates.

Adjusted compensation and benefits expense: Adjusted compensation and benefits expense is defined as Compensation and benefits expense adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition and restructuring related compensation expenses, and (iii) other exceptional or non-recurring compensation expenses, as applicable. The most directly comparable GAAP financial metric is Compensation and benefits expense.

Adjusted general and administrative expense: Adjusted general and administrative expense is defined as General and administrative expense adjusted to reflect items such as (i) acquisition and restructuring related general and administrative expenses, and (ii) other exceptional or non-recurring general and administrative expenses, as applicable. The most directly comparable GAAP financial metric is General and administrative expense.

Adjusted compensation and benefits expense ratio: Adjusted compensation and benefits expense ratio is defined as the Adjusted compensation and benefits expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is Compensation and benefits expense ratio.

Adjusted general and administrative expense ratio: Adjusted general and administrative expense ratio is defined as the Adjusted general and administrative expense as a percentage of Total revenue. The most directly comparable GAAP financial metric is General and administrative expense ratio.

Adjusted EBITDAC: Adjusted EBITDAC is defined as Net income before Interest expense, net, Income tax expense, Depreciation, Amortization, and Change in contingent consideration, adjusted to reflect items such as (i) equity-based compensation, (ii) acquisition-related expenses, and (iii) other exceptional or non-recurring items, as applicable. Acquisition-related expense includes one-time diligence, transaction-related, and integration costs. In 2024, Acquisition-related expense includes a $2.0 million charge for the three months ended June 30, 2024 and a $4.5 million charge for the six months ended June 30, 2024 related to a deal-contingent foreign exchange forward contract associated with the Castel acquisition. The remaining charges in both years represent typical one-time diligence, transaction-related, and integration costs. Acquisition-related long-term incentive compensation arises from changes to long-term incentive plans associated with acquisitions. Restructuring and related expense consists of compensation and benefits, occupancy, contractors, professional services, and license fees related to the ACCELERATE 2025 program. The compensation and benefits expense included severance as well as employment costs related to services rendered between the notification and termination dates and other termination payments. See “Note 4, Restructuring” of the unaudited quarterly consolidated financial statements for further discussion of ACCELERATE 2025. The remaining costs that preceded the restructuring plan were associated with professional services costs related to program design and licensing costs. Amortization and expense consists of charges related to discontinued prepaid incentive programs. For the three months ended June 30, 2024, Other non-operating loss (income) consisted of $0.4 million of TRA contractual interest and related expense offset by $0.2 million of sublease income. For the three months ended June 30, 2023, Other non-operating income included $0.2 million of TRA contractual interest and related expense offset by $0.1 million of sublease income. For the six months ended June 30, 2024, Other non-operating loss (income) consisted of $1.9 million of expense related to fees associated with our term loan repricing and $0.4 million of TRA contractual interest and related expense offset by $0.3 million of sublease income. For the six months ended June 30, 2023, Other non-operating income included sublease income offset by TRA contractual interest and related expense. Equity-based compensation reflects non-cash equity-based expense. Initial Public Offering (the "IPO") related expenses include compensation-related expense primarily related to the expense for new awards issued at IPO as well as expense related to the revaluation of existing equity awards at IPO. Total revenue less Adjusted compensation and benefits expense and Adjusted general and administrative expense is equivalent to Adjusted EBITDAC. For a breakout of compensation and general and administrative costs for each addback refer to the Adjusted compensation and benefits expense and Adjusted general and administrative expense tables below. The most directly comparable GAAP financial metric to Adjusted EBITDAC is Net income.

Adjusted EBITDAC margin: Adjusted EBITDAC margin is defined as Adjusted EBITDAC as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted net income: Adjusted net income is defined as tax-effected earnings before amortization and certain items of income and expense, gains and losses, equity-based compensation, acquisition related long-term incentive compensation, acquisition-related expenses, costs associated with our IPO, and certain exceptional or non-recurring items. The Company will be subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to its allocable share of any net taxable income of Ryan Specialty, LLC (together with its parent New Ryan Specialty, LLC and their subsidiaries, the “LLC”). For comparability purposes, this calculation incorporates the impact of federal and state statutory tax rates on 100% of the Company's adjusted pre-tax income as if the Company owned 100% of Ryan Specialty, LLC. The most directly comparable GAAP financial metric is Net income.

Adjusted net income margin: Adjusted net income margin is defined as Adjusted net income as a percentage of Total revenue. The most directly comparable GAAP financial metric is Net income margin.

Adjusted diluted earnings per share: Adjusted diluted earnings per share is defined as Adjusted net income divided by diluted shares outstanding after adjusting for the effect if 100% of the outstanding LLC Common Units (“LLC Common Units”), together with the shares of Class B common stock, vested Class C Incentive Units, and unvested equity awards were exchanged into shares of Class A common stock as if 100% of unvested equity awards were vested. The most directly comparable GAAP financial metric is Diluted earnings per share.

The reconciliation of the above non-GAAP measures to each of their most directly comparable GAAP financial measure is set forth in the reconciliation table accompanying this release.

With respect to the Organic revenue growth rate and Adjusted EBITDAC margin outlook presented in the “Full Year 2024 Outlook” section of this press release, the Company is unable to provide a comparable outlook for, or a reconciliation to, Total revenue growth rate or Net income margin because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items.

Contacts:

Investor Relations Nicholas Mezick Director, Investor Relations Ryan Specialty IR@ryanspecialty.com Phone: (312) 784-6152	Media Relations Alice Phillips Topping SVP, Chief Marketing & Communications Officer Ryan Specialty Alice.Topping@ryanspecialty.com Phone: (312) 635-5976

Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2024	2023	2024	2023
Revenue
Net commissions and fees	$680,248	$573,020	$1,218,135	$1,020,533
Fiduciary investment income	15,193	12,129	29,352	22,215
Total revenue	$695,441	$585,149	$1,247,487	$1,042,748
Expenses
Compensation and benefits	414,049	352,360	787,576	660,082
General and administrative	82,967	81,608	158,834	133,307
Amortization	30,541	24,368	58,529	49,553
Depreciation	2,273	2,177	4,353	4,369
Change in contingent consideration	1,243	1,796	1,178	2,510
Total operating expenses	$531,073	$462,309	$1,010,470	$849,821
Operating income	$164,368	$122,840	$237,017	$192,927
Interest expense, net	31,128	28,881	60,528	58,349
(Income) from equity method investment in related party	(3,722)	(1,616)	(9,328)	(3,611)
Other non-operating loss (income)	233	108	1,985	(30)
Income before income taxes	$136,729	$95,467	$183,832	$138,219
Income tax expense	18,691	11,650	25,117	17,945
Net income	$118,038	$83,817	$158,715	$120,274
GAAP financial measures
Total revenue	$695,441	$585,149	$1,247,487	$1,042,748
Net commissions and fees	680,248	573,020	1,218,135	1,020,533
Compensation and benefits	414,049	352,360	787,576	660,082
General and administrative	82,967	81,608	158,834	133,307
Net income	118,038	83,817	158,715	120,274
Compensation and benefits expense ratio	59.5%	60.2%	63.1%	63.3%
General and administrative expense ratio	11.9%	13.9%	12.7%	12.8%
Net income margin	17.0%	14.3%	12.7%	11.5%
Earnings per share	$0.38	$0.27	$0.52	$0.39
Diluted earnings per share	$0.37	$0.26	$0.49	$0.37

Non-GAAP Financial Measures (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages and per share data)	2024	2023	2024	2023
Non-GAAP financial measures
Organic revenue growth rate	14.2%	16.3%	14.0%	15.1%
Adjusted compensation and benefits expense	$383,960	$329,641	$713,982	$615,526
Adjusted compensation and benefits expense ratio	55.2%	56.3%	57.2%	59.0%
Adjusted general and administrative expense	$63,790	$61,347	$128,592	$108,046
Adjusted general and administrative expense ratio	9.2%	10.5%	10.3%	10.4%
Adjusted EBITDAC	$247,691	$194,161	$404,913	$319,176
Adjusted EBITDAC margin	35.6%	33.2%	32.5%	30.6%
Adjusted net income	$160,554	$123,727	$255,971	$195,512
Adjusted net income margin	23.1%	21.1%	20.5%	18.7%
Adjusted diluted earnings per share	$0.58	$0.45	$0.93	$0.72

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$612,437	$838,790
Commissions and fees receivable – net	384,414	294,195
Fiduciary cash and receivables	4,051,029	3,131,660
Prepaid incentives – net	8,051	8,718
Other current assets	66,571	62,229
Total current assets	$5,122,502	$4,335,592
NON-CURRENT ASSETS
Goodwill	1,814,803	1,646,482
Customer relationships	618,323	572,416
Other intangible assets	54,468	38,254
Prepaid incentives – net	15,400	15,103
Equity method investment in related party	58,664	46,099
Property and equipment – net	45,529	42,427
Lease right-of-use assets	122,212	127,708
Deferred tax assets	378,743	383,816
Other non-current assets	41,767	39,312
Total non-current assets	$3,149,909	$2,911,617
TOTAL ASSETS	$8,272,411	$7,247,209
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$171,782	$136,340
Accrued compensation	397,772	419,560
Operating lease liabilities	20,206	21,369
Tax Receivable Agreement liabilities	22,365	—
Short-term debt and current portion of long-term debt	32,980	35,375
Fiduciary liabilities	4,051,029	3,131,660
Total current liabilities	$4,696,134	$3,744,304
NON-CURRENT LIABILITIES
Accrued compensation	61,974	24,917
Operating lease liabilities	149,411	154,457
Long-term debt	1,940,863	1,943,837
Tax Receivable Agreement liabilities	344,514	358,898
Other non-current liabilities	6,279	41,152
Total non-current liabilities	$2,503,041	$2,523,261
TOTAL LIABILITIES	$7,199,175	$6,267,565
STOCKHOLDERS’ EQUITY
Class A common stock ($0.001 par value; 1,000,000,000 shares authorized, 119,339,130 and 118,593,062 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively)	119	119
Class B common stock ($0.001 par value; 1,000,000,000 shares authorized, 141,164,071 and 141,621,188 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively)	142	142
Class X common stock ($0.001 par value; 10,000,000 shares authorized, 640,784 shares issued and 0 outstanding at June 30, 2024 and December 31, 2023)	—	—
Preferred stock ($0.001 par value; 500,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2024 and December 31, 2023)	—	—
Additional paid-in capital	478,130	441,997
Retained earnings	121,560	114,420
Accumulated other comprehensive income	5,903	3,076
Total stockholders’ equity attributable to Ryan Specialty Holdings, Inc.	$605,854	$559,754
Non-controlling interests	467,382	419,890
Total stockholders’ equity	$1,073,236	$979,644
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,272,411	$7,247,209

Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$158,715	$120,274
Adjustments to reconcile net income to cash flows provided by operating activities:
(Income) from equity method investment in related party	(9,328)	(3,611)
Amortization	58,529	49,553
Depreciation	4,353	4,369
Prepaid and deferred compensation expense	6,355	4,374
Non-cash equity-based compensation	38,205	36,528
Amortization of deferred debt issuance costs	6,436	6,080
Amortization of interest rate cap premium	3,477	3,477
Deferred income tax expense	15,314	11,853
Loss on Tax Receivable Agreement	372	216
Changes in operating assets and liabilities, net of acquisitions:
Commissions and fees receivable – net	(79,592)	(67,525)
Accrued interest liability	(62)	(330)
Other current and non-current assets	4,017	15,862
Other current and non-current accrued liabilities	(52,503)	(36,284)
Total cash flows provided by operating activities	$154,288	$144,836
CASH FLOWS FROM INVESTING ACTIVITIES
Business combinations – net of cash acquired and cash held in a fiduciary capacity	(214,093)	(103,927)
Capital expenditures	(22,605)	(5,362)
Repayments of prepaid incentives	—	15
Total cash flows used in investing activities	$(236,698)	$(109,274)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of term debt	(8,250)	(8,250)
Payment of contingent consideration	—	(4,477)
Tax distributions to non-controlling LLC Unitholders	(44,610)	(34,529)
Receipt of taxes related to net share settlement of equity awards	4,478	1,895
Taxes paid related to net share settlement of equity awards	(4,586)	(1,895)
Dividends paid to Class A common shareholders	(53,022)	—
Distributions to non-controlling LLC Unitholders	(11,250)	—
Payment of accrued return on Ryan Re preferred units	(1,965)	—
Net change in fiduciary liabilities	191,396	198,073
Total cash flows provided by financing activities	$72,191	$150,817
Effect of changes in foreign exchange rates on cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	(2,010)	(657)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY	$(12,229)	$185,722
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Beginning balance	1,756,332	1,767,385
CASH, CASH EQUIVALENTS, AND CASH AND CASH EQUIVALENTS HELD IN A FIDUCIARY CAPACITY—Ending balance	$1,744,103	$1,953,107
Reconciliation of cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity
Cash and cash equivalents	612,437	965,987
Cash and cash equivalents held in a fiduciary capacity	1,131,666	987,120
Total cash, cash equivalents, and cash and cash equivalents held in a fiduciary capacity	$1,744,103	$1,953,107

Reconciliation of Organic Revenue Growth Rate

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Current period Net commissions and fees revenue	$680,248	$573,020	$1,218,135	$1,020,533
Less: Current period contingent commissions	(5,396)	(4,502)	(29,899)	(26,136)
Net Commissions and fees revenue excluding contingent commissions	$674,852	$568,518	$1,188,236	$994,396

Prior period Net commissions and fees revenue	$573,020	$490,227	$1,020,533	$876,908
Less: Prior year contingent commissions	(4,502)	(6,730)	(26,136)	(21,939)
Prior period Net commissions and fees revenue excluding contingent commissions	$568,518	$483,498	$994,396	$854,970

Change in Net commissions and fees revenue excluding contingent commissions	$106,334	$85,021	$193,840	$139,427
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions	(25,735)	(6,053)	(54,274)	(11,486)
Impact of change in foreign exchange rates	(64)	13	(426)	852
Organic revenue growth (Non-GAAP)	$80,535	$78,981	$139,140	$128,793

Net commissions and fees revenue growth rate (GAAP)	18.7%	16.9%	19.4%	16.4%
Less: Impact of contingent commissions (1)	—	0.7	0.1	(0.1)
Net commissions and fees revenue excluding contingent commissions growth rate (2)	18.7%	17.6%	19.5%	16.3%
Less: Mergers and acquisitions Net commissions and fees revenue excluding contingent commissions (3)	(4.5)	(1.3)	(5.5)	(1.3)
Impact of change in foreign exchange rates (4)	—	—	—	0.1
Organic Revenue Growth Rate (Non-GAAP)	14.2%	16.3%	14.0%	15.1%
(1)
Calculated by subtracting Net commissions and fees revenue growth rate from net commissions and fees revenue excluding contingent commissions growth rate.
(2)
Calculated by dividing the change in Total net commissions & fees revenue excluding contingent commissions by prior year net commissions and fees excluding contingent commissions.
(3)
Calculated by taking the mergers and acquisitions net commissions and fees revenue excluding contingent commissions, representing the first 12 months of net commissions and fees revenue generated from acquisitions, divided by prior period net commissions and fees revenue excluding contingent commissions.
(4)
Calculated by taking the change in foreign exchange rates divided by prior period net commissions and fees revenue excluding contingent commissions.

Reconciliation of Adjusted Compensation and Benefits Expense to Compensation and Benefits Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$695,441	$585,149	$1,247,487	$1,042,748
Compensation and benefits expense	$414,049	$352,360	$787,576	$660,082
Acquisition-related expense	(1,160)	(769)	(1,386)	(1,785)
Acquisition related long-term incentive compensation	(2,891)	(574)	(1,264)	(1,152)
Restructuring and related expense	(3,799)	(1,139)	(29,983)	(1,869)
Amortization and expense related to discontinued prepaid incentives	(1,344)	(1,588)	(2,756)	(3,222)
Equity-based compensation	(12,756)	(8,191)	(22,271)	(14,826)
Initial public offering related expense	(8,139)	(10,458)	(15,934)	(21,702)
Adjusted compensation and benefits expense (1)	$383,960	$329,641	$713,982	$615,526
Compensation and benefits expense ratio	59.5%	60.2%	63.1%	63.3%
Adjusted compensation and benefits expense ratio	55.2%	56.3%	57.2%	59.0%
(1)
Adjustments made to Compensation and benefits expense are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$695,441	$585,149	$1,247,487	$1,042,748
General and administrative expense	$82,967	$81,608	$158,834	$133,307
Acquisition-related expense	(15,008)	(4,232)	(23,219)	(6,406)
Restructuring and related expense	(4,169)	(16,029)	(7,023)	(18,855)
Adjusted general and administrative expense (1)	$63,790	$61,347	$128,592	$108,046
General and administrative expense ratio	11.9%	13.9%	12.7%	12.8%
Adjusted general and administrative expense ratio	9.2%	10.5%	10.3%	10.4%
(1)
Adjustments made to General and administrative expense are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted EBITDAC to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$695,441	$585,149	$1,247,487	$1,042,748
Net income	$118,038	$83,817	$158,715	$120,274
Interest expense, net	31,128	28,881	60,528	58,349
Income tax expense	18,691	11,650	25,117	17,945
Depreciation	2,273	2,177	4,353	4,369
Amortization	30,541	24,368	58,529	49,553
Change in contingent consideration	1,243	1,796	1,178	2,510
EBITDAC	$201,914	$152,689	$308,420	$253,000
Acquisition-related expense	16,168	5,001	24,605	8,191
Acquisition related long-term incentive compensation	2,891	574	1,264	1,152
Restructuring and related expense	7,968	17,168	37,006	20,724
Amortization and expense related to discontinued prepaid incentives	1,344	1,588	2,756	3,222
Other non-operating loss (income)	233	108	1,985	(30)
Equity-based compensation	12,756	8,191	22,271	14,826
IPO related expenses	8,139	10,458	15,934	21,702
(Income) from equity method investments in related party	(3,722)	(1,616)	(9,328)	(3,611)
Adjusted EBITDAC (1)	$247,691	$194,161	$404,913	$319,176
Net income margin	17.0%	14.3%	12.7%	11.5%
Adjusted EBITDAC margin	35.6%	33.2%	32.5%	30.6%
(1)
Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”

Reconciliation of Adjusted Net Income to Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023
Total revenue	$695,441	$585,149	$1,247,487	$1,042,748
Net income	$118,038	$83,817	$158,715	$120,274
Income tax expense	18,691	11,650	25,117	17,945
Amortization	30,541	24,368	58,529	49,553
Amortization of deferred debt issuance costs (1)	3,027	3,041	6,436	6,080
Change in contingent consideration	1,243	1,796	1,178	2,510
Acquisition-related expense	16,168	5,001	24,605	8,191
Acquisition related long-term incentive compensation	2,891	574	1,264	1,152
Restructuring and related expense	7,968	17,168	37,006	20,724
Amortization and expense related to discontinued prepaid incentives	1,344	1,588	2,756	3,222
Other non-operating loss (income)	233	108	1,985	(30)
Equity-based compensation	12,756	8,191	22,271	14,826
IPO related expenses	8,139	10,458	15,934	21,702
(Income) from equity method investments in related party	(3,722)	(1,616)	(9,328)	(3,611)
Adjusted income before income taxes (2)	$217,317	$166,144	$346,468	$262,538
Adjusted income tax expense (3)	(56,763)	(42,417)	(90,497)	(67,026)
Adjusted net income	$160,554	$123,727	$255,971	$195,512
Net income margin	17.0%	14.3%	12.7%	11.5%
Adjusted net income margin	23.1%	21.1%	20.5%	18.7%

(1)
Interest expense, net includes amortization of deferred debt issuance costs.
(2)
Adjustments made to Net income are described in the definition of Adjusted EBITDAC in “Non-GAAP Financial Measures and Key Performance Indicators.”
(3)
The Company is subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of the LLC. For the three and six months ended June 30, 2024, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 5.12% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC. For the three and six months ended June 30, 2023, this calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a combined state income tax rate net of federal benefits of 4.53% on 100% of our adjusted income before income taxes as if the Company owned 100% of the LLC.

Reconciliation of Adjusted Diluted Earnings per Share to Diluted Earnings per Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Earnings per share of Class A common stock – diluted	$0.37	$0.26	$0.49	$0.37
Less: Net income attributed to dilutive shares and substantively vested RSUs (1)	(0.20)	(0.02)	(0.26)	(0.02)
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	0.27	0.07	0.36	0.10
Plus: Adjustments to Adjusted net income (3)	0.15	0.15	0.36	0.28
Plus: Dilutive impact of unvested equity awards (4)	(0.01)	(0.01)	(0.02)	(0.01)
Adjusted diluted earnings per share	$0.58	$0.45	$0.93	$0.72

(Share count in '000)
Weighted-average shares of Class A common stock outstanding – diluted	271,219	123,846	270,570	123,685
Plus: Impact of all LLC Common Units exchanged for Class A shares (2)	—	143,835	—	143,627
Plus: Dilutive impact of unvested equity awards (4)	4,446	4,252	4,821	4,546
Adjusted diluted earnings per share diluted share count	275,665	271,933	275,391	271,857
(1)
Adjustment removes the impact of Net income attributed to dilutive awards and substantively vested RSUs to arrive at Net income attributable to Ryan Specialty Holdings, Inc. For the three months ended June 30, 2024 and 2023, this removes $52.2 million and $2.0 million of Net income, respectively, on 271.2 million and 123.8 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended June 30, 2024 and 2023, this removes $69.9 million and $3.0 million of Net income, respectively, on 270.6 million and 123.7 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.
(2)
For comparability purposes, this calculation incorporates the Net income that would be distributable if all LLC Common Units (together with shares of Class B common stock) and vested Class C Incentive Units were exchanged for shares of Class A common stock. For the three months ended June 30, 2024 and 2023, this includes $71.3 million and $53.7 million of Net income, respectively, on 271.2 million and 267.7 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the six months ended June 30, 2024 and 2023, this includes $95.4 million and $77.0 million of Net income, respectively, on 270.6 million and 267.3 million Weighted-average shares of Class A common stock outstanding - diluted, respectively. For the three months ended June 30, 2023, 143.8 million weighted average outstanding LLC Common Units were considered dilutive and included in the 267.7 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. For the six months ended June 30, 2023, 143.6 million weighted average outstanding LLC Common Units were considered dilutive and included in the 267.3 million Weighted-average shares of Class A common stock outstanding - diluted within Diluted EPS. See “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements.

(3)
Adjustments to Adjusted net income are described in the footnotes of the reconciliation of Adjusted net income to Net income in “Adjusted Net Income and Adjusted Net Income Margin” on 271.2 million and 267.7 million Weighted-average shares of Class A common stock outstanding - diluted for the three months ended June 30, 2024 and 2023, respectively, and on 270.6 million and 267.3 million Weighted-average shares of Class A common stock outstanding- diluted for the six months ended June 30, 2024 and 2023, respectively.
(4)
For comparability purposes and to be consistent with the treatment of the adjustments to arrive at Adjusted net income, the dilutive effect of unvested equity awards is calculated using the treasury stock method as if the weighted-average unrecognized cost associated with the awards was $0 over the period, less any unvested equity awards determined to be dilutive within the Diluted EPS calculation disclosed in “Note 10, Earnings Per Share” of the unaudited quarterly consolidated financial statements. For the three months ended June 30, 2024 and 2023, 4.4 million and 4.3 million shares were added to the calculation, respectively. For the six months ended June 30, 2024 and 2023, 4.8 million and 4.5 million shares were added to the calculation, respectively.